Exhibit 10.19

INVESTMENT TECHNOLOGY GROUP, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose.  The purpose of this Amended and Restated Employee Stock Purchase Plan (the “Plan”) of Investment Technology Group, Inc. (the “Company”) is to encourage stock ownership by Employees (as defined below) of the Company and its Subsidiaries (as defined below) and thereby provide Employees with an incentive to contribute to the profitability and success of the Company, and to provide a benefit that will assist the Company in competing to attract and retain Employees of high quality.  The Plan, which is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code, is for the exclusive benefit of eligible Employees of the Company and its Subsidiaries.

2.                                      Definitions.  For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

(a)                                 “Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.

(b)                                 “Administrator” means the person or persons designated to administer the Plan under Section 3(a).

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to any provision of the Code will be deemed to include successor provisions thereto and regulations thereunder.

(e)                                  “Custodian” means Computershare, or such successor thereto as may be appointed by the Board.

(f)                                   “Earnings” means that portion of a Participant’s compensation which constitutes salary, bonus or overtime pay under the payroll system of the Company and its Subsidiaries and payable to a Participant during a given pay period.

(g)                                  “Enrollment Date” means the first day of each Offering Period.

(h)                                 “Employee” means a person classified as an employee of the Company or a Subsidiary (including an officer or director who is also an employee) for payroll purposes, as determined in the sole discretion of the Company.  Notwithstanding the foregoing, if a person is engaged in a non-employee status (including, but not limited to, as an independent contractor, an individual being paid through an employee leasing company or other third party agency) and is subsequently reclassified by the Company, the Internal Revenue Service, or a court as an employee for payroll purposes, such person, for purposes of this Plan, shall be deemed an

Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Company.

(i)                                     “Fair Market Value,” unless otherwise required by an applicable provision of the Code, as of any date, means the closing sales price of the Stock as reported on the New York Stock Exchange on the date as of which the valuation is made.

(j)                                    “Offering Period” means the approximately six-month period beginning on February 1 and ending on the last trading day of July or beginning August 1 and ending on the last trading day of January.  The first Offering Period began on February 1, 1998.

(k)                                 “Participant” means an Employee of the Company or a Subsidiary who satisfies the eligibility criteria set forth in Section 5 and is participating in the Plan.

(l)                                     “Purchase Date” means the last trading day of each Offering Period.

(m)                             “Purchase Right” means a Participant’s option to purchase shares, which is deemed to be outstanding and exercisable during an Offering Period in accordance with the Plan.  A Purchase Right represents an “option” as such term is used under Section 423 of the Code.

(n)                                 “Stock” means the common stock, par value $.01 per share, of the Company, and such other securities as may be substituted or resubstituted for Stock under Section 4.

(o)                                 “Subsidiary” or “Subsidiaries” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain, including a corporation that becomes a Subsidiary during the term of the Plan.

3.                                      Administration.

(a)                                 Administrator.  The Plan will be administered by an Administrator, which shall be the Board or such Board committee, officer, or committee of officers and Employees to which the Board may delegate administrative duties and authority (other than authority to amend the Plan).  The Administrator will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility).  No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

(b)                                 The Custodian.  The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian.  The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

(c)                                  Other Administrative Provisions.  The Company will furnish information to the Custodian from its records as directed by the Administrator, and such records, including as to a Participant’s Earnings, will be conclusive on all persons unless determined by the Administrator to be incorrect.  Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Administrator or Custodian may reasonably request.  Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient.  The Plan will be administered on a reasonable and nondiscriminatory basis, and Plan provisions and rules thereunder will apply in a uniform manner to all persons similarly situated.  All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Rights outstanding during any given Offering Period.

4.                                      Stock Subject to Plan.  Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved and available for issuance upon exercise of Purchase Rights or otherwise under the Plan will be 1,548,313.  Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Shares acquired in the open market through dividend reinvestment will not count against this limit.  The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

5.                                      Enrollment and Contributions.

(a)                                 Eligibility.  An Employee of the Company or a Subsidiary may enroll in the Plan for any Offering Period if such Employee is employed at the Enrollment Date and was continuously so employed during the 15 days preceding the Enrollment Date, unless:

(i)                                     At the time of enrollment, the Employee’s customary employment is 20 hours or less per week or the Employee’s customary employment is for not more than five months in any calendar year, or the Employee cannot legally enter into the obligations of a Participant;

(ii)                                  Such person would upon enrollment be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or of any parent or Subsidiary (including in such person’s ownership the maximum number of shares that he or she could acquire under Section 6(c)); or

(iii)                               Such person is disqualified from participation in such Offering Period under Section 7(b).

The Company will notify an Employee of the date as of which he or she is eligible to initially enroll in the Plan, and will make available to each eligible Employee the necessary enrollment forms.

(b)                                 Initial Enrollment.  An Employee who is or who will become eligible on or before a given Enrollment Date under Section 5(a) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Administrator a properly completed enrollment form, including thereon the Employee’s election as to the rate of payroll contributions for the Offering Period.  To be effective for any Offering Period, such enrollment form must be filed at least 15 days before the Enrollment Date for the Offering Period.

(c)                                  Reenrollment for Subsequent Offering Periods.  A Participant whose enrollment in and payroll contributions under the Plan continue throughout an Offering Period will automatically be reenrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the Enrollment Date for the next Offering Period in accordance with Section 7(a) or (ii) on such Enrollment Date he or she is ineligible to participate under Section 5(a) (including due to disqualification under Section 7(b)).  The rate of payroll contributions for a Participant who is automatically reenrolled for an Offering Period will be the same as the rate of payroll contributions in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form at least 15 days before the Enrollment Date for the Offering Period designating a different rate of payroll contributions.

(d)                                 Payroll Contributions.  An enrolled Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form filed nearest to, but not later than, 15 days before the Enrollment Date for the Offering Period.  The rate of payroll contributions elected by a Participant may not be more than ten percent of the Participant’s Earnings for each payroll period; provided, however, that the Board may specify a higher maximum rate, subject to Section 8(c) hereof.  The Administrator may specify, on the enrollment form, whether payroll contributions shall be a percentage of Earnings or a fixed dollar amount.  The foregoing and any election of a Participant notwithstanding, a Participant’s rate of payroll contributions will be adjusted downward by the Company at any time or from time to time as necessary to ensure that the limit on the amount of Stock purchased with respect to an Offering Period set forth in Section 6(c) is not exceeded.  A Participant may elect to increase, decrease, or discontinue payroll contributions for future Offering Periods by filing a new enrollment form at least 15 days before the Enrollment Date for the Offering Period.  A Participant may not elect to increase or decrease payroll contributions during an Offering Period, except that a Participant’s payroll contributions will be automatically discontinued upon the filing of an election to withdraw payroll contributions prior to a Purchase Date or the filing of an election to withdraw or transfer shares if such filing occurs less than one year after the Purchase Date on which such shares were purchased, as specified in Sections 5(f), 7(a) and 7(b).

(e)                                  Holding of Payroll Contributions.  All payroll contributions by a Participant under the Plan will be received and held by the Company until the end of the Offering Period, and will represent unfunded obligations of the Company.  Such amounts are not required to be segregated and may be used by the Company for any corporate purpose.

(f)                                   Withdrawal of Payroll Contributions; Refund of Payroll Contributions Upon Termination of Employment.  A Participant may elect to withdraw all (but not less than all) of his or her payroll contributions for a given Offering Period by filing a notice of withdrawal with the Administrator not later than the close of business the business day prior to the Purchase Date for such Offering Period.  In addition, if the Participant ceases to be employed by the Company and its Subsidiaries prior to the Purchase Date, his or her payroll contributions for that Offering Period shall be refunded.  In either case, the Company shall promptly pay to the Participant (or his or her estate, in the event of death) the amount of such payroll contributions.  No further payroll contributions shall be made by the Participant in that Offering Period.  In addition, in the case of withdrawal the Participant shall be subject to possible disqualification from participation in the next Offering Period under Section 7(b).

(g)                                  Refund of Unused Payroll Contributions.  If any of a Participant’s payroll contributions are not applied to the purchase of shares on the Purchase Date (for example, if the number of shares purchased is limited under Section 6(c)), the portion of such payroll contributions not applied to the purchase of shares shall be promptly refunded to the Participant.

(h)                                 No Interest Payable on Payroll Contributions.  No amounts of interest will be credited or payable by the Company on payroll contributions pending investment in Stock, withdrawal, refund upon termination, or refund of any unused portion, or in any other circumstance under the Plan.

6.                                      Purchases of Stock.

(a)                                 Purchase Rights.  Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period.  Each Purchase Right will be subject to the terms set forth in this Section 6.

(b)                                 Purchase Price.  The purchase price at which each share of Stock will be purchased under a Purchase Right will equal 85% of the lesser of (i) Fair Market Value of a share of Stock on the first trading day in the Offering Period and (ii) Fair Market Value of a share of Stock on the last trading day in the Offering Period.

(c)                                  Number of Shares Purchased.  The number of shares of Stock that will be purchased upon exercise of a Participant’s Purchase Right for an Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(b) with the aggregate amount of the Participant’s payroll contributions during the Offering Period; provided, however, that the number of shares of Stock subject to a Participant’s Purchase Right and purchasable in any Offering Period will not exceed the lesser of (i) the number derived by dividing $12,500 by 100% of the Fair Market Value of one share of Stock determined as of the first trading day in the Offering Period or (ii) the number of shares such that the Participant’s rights to purchase shares under all employee stock purchase plans qualifying under Section 423 of the Code of the Company and any parent or Subsidiary shall accrue at a rate which does not exceed $25,000 of the Fair Market Value of the Stock (determined at the time each such option is granted) as required under Section 423(b)(8) of the Code.

(d)                                 Automatic Exercise and Purchase.  The Purchase Right will be automatically exercised on the Purchase Date for the Offering Period.  At or as promptly as practicable after the Purchase Date for an Offering Period, the aggregate amount of the Participant’s payroll contributions for the Offering Period will be applied by the Company to the purchase of shares of Stock, in accordance with the terms of the Plan.  Thereupon, the Company will deliver the shares of Stock purchased to the Custodian for deposit into the Participant’s Account.  Payment for Stock purchased upon exercise of a Purchase Right will be made only through payroll contributions in accordance with Section 5; no optional payments will be permitted.

(e)                                  Expiration.  A Participant’s Purchase Right will expire on the earlier of the Purchase Date for the Offering Period (if not exercised) or the date on which the Participant’s enrollment in the Plan terminates.

(f)                                   Dividend Reinvestment; Other Distributions.  Cash dividends on any Stock credited to a Participant’s Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants.  All cash dividends paid on Stock credited to Participants’ Accounts will be paid over by the Company to the Custodian at the dividend payment date.  The Custodian will aggregate all purchases of Stock in connection with the Plan for a given dividend payment date.  Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date.  The Custodian will make such purchases, as directed by the Administrator, either (i) in transactions on any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date.  Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant’s Account will be credited to such Account.  In the event of any other non-cash dividend or distribution in respect of Stock credited to a Participant’s Account, the Custodian will, if reasonably practicable and at the direction of the Administrator, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.  Shares of Stock acquired under this Section 6(f) shall be subject to section 7(a) and 7(b) and, for such purposes, shall be deemed to be acquired by a Participant at the same time as the Participant acquired the underlying shares in respect of which the shares were distributed under this Section 6(f).

(e)                                  Voting Rights.  Each Participant will be entitled to vote the number of shares of Stock credited to his or her Account (including any fractional shares credited to such account) on any matter as to which the approval of the Company’s stockholders is sought.  If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts.  Similar procedures will apply in the case of any consent solicitation of Company stockholders.

7.                                      Withdrawal or Transfer of Shares, Disqualification, and Account Distribution Upon Termination.

(a)                                 Stock Withdrawals and Transfers.  A Participant may elect to withdraw shares of Stock from his or her Account in certificated form or to transfer such shares from his or her Account to an account of the Participant maintained with a broker-dealer or financial institution; provided, however, that an election to withdraw or transfer shares filed less than one year after the Purchase Date on which such shares were purchased shall be deemed an election to withdraw payroll contributions under Section 5(f) for the current Offering Period and shall result in disqualification from participation in the next Offering Period to the extent provided under Section 7(b).  If a Participant elects to withdraw shares, one or more certificates for whole shares shall be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal.  If shares of Stock are transferred from a Participant’s Account to a broker-dealer or financial institution that maintains an account for the Participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid over for the account of Participant based on the Fair Market Value of a share of Stock on the date of transfer, unless otherwise determined by the Administrator based on the Administrator’s determination that such broker-dealer or financial institution is capable of crediting fractional shares.  Other provisions of this Plan notwithstanding, if the Participant is then an Employee of the Company or its Subsidiaries, transfers will be made only to a broker-dealer or financial institution through which Employees are then permitted to sell Stock under the Company’s policies governing employee trading in Company securities.  Participants may not designate any other person to receive directly shares of Stock withdrawn or transferred under the Plan, although no restrictions apply under this Plan to shares that have been withdrawn or transferred.  A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Administrator and the Custodian, which instructions will be acted upon as promptly as practicable.  Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a) hereof.

(b)                                 Disqualification.  If a Participant elects to withdraw payroll contributions at any time under Section 5(f) or elects to withdraw or transfer shares that were purchased at a Purchase Date less than one year before the date of filing the election to withdraw or transfer under Section 7(a) (which is also deemed to constitute an election to withdraw payroll contributions), the Participant’s enrollment for the Offering Period in effect at the date of such withdrawal or transfer shall cease and the Participant shall be disqualified from participating in the next Offering Period beginning after the filing of such election to withdraw payroll contributions or withdraw or transfer shares.  The foregoing notwithstanding, the Administrator may permit a Participant to reenroll in the next Offering Period if the Participant demonstrates and the Administrator finds that the withdrawal of payroll contributions and/or the withdrawal or transfer of shares was necessary due to an unforeseeable financial emergency or hardship of the Participant.  For purposes of the Plan, a Participant shall be deemed to withdraw or transfer shares from his or her Account in the order in which the shares were acquired (i.e., first in-first out).

(c)                                  Distribution of Account Upon Termination.  Upon termination of employment of a Participant, the Custodian will continue to maintain the Participant’s Account until the earlier of such time as the Participant withdraws or transfers all Stock in the Account or one year after the Participant ceases to be employed by the Company and its Subsidiaries.  At the expiration of such one year period, the assets in Participant’s account shall be withdrawn or transferred as elected by the Participant or, in the absence of such election, as determined by the Administrator.  If a Participant dies while assets remain credited to his or her Account, all amounts payable to the Participant will be paid to his or her estate as promptly as practicable.

8.                                      General.

(a)                                 Costs.  Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions.  The foregoing notwithstanding, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(f)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.  In no circumstance shall the Company pay any brokerage fees and commissions for the sale of Stock acquired under the Plan by a Participant.

(b)                                 Statements to Participants.  The Custodian will reflect payroll contributions, purchases, dividends and distributions and reinvestment thereof, withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant’s Account.  The Custodian will, not less frequently than semi-annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Account and the date thereof, the number of shares of Stock purchased, the aggregate purchase price paid, the purchase price per share, the brokerage fees and commissions paid (if any), the total shares of Stock held for the Participant’s Account (computed to at least three decimal places), and other information.

(c)                                  Compliance with Section 423.  It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder.  Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

9.  General Provisions.

(a)                                 Compliance With Legal and Other Requirements.  The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required.  The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

(b)                                 Limits on Encumbering Rights.  No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant.

(c)                                  No Right to Continued Employment.  Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any Employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any Employee’s employment at any time.

(d)                                 Taxes.  The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding.  In addition, Participants are required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

(e)                                  Changes to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, provided, however,  that any such action will be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such stockholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to stockholders for approval.  Upon termination of the Plan, the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; if such termination results in termination of any Purchase Right prior to its exercise, all of a Participant’s payroll contributions not invested in Stock will be returned to the Participant (without interest) as promptly as practicable.

(f)                                   No Rights to Participate; No Stockholder Rights.  No Participant or Employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan.  No Purchase Right will confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Custodian and credited to the Participant’s Account.

(g)                                  Fractional Shares.  Unless otherwise determined by the Administrator, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant’s Stock Account.  Such fractional shares will be computed to at least three decimal places.  Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.  If at any time fractional shares will not be credited to Participants’ Accounts, the Administrator shall determine whether a Participant’s payroll contributions remaining after the purchase of the greatest possible number of whole shares on a given Purchase Date will be refunded or will be retained and applied to purchases in the next Offering Period.

(h)                                 Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)                                     Governing Law.  The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent the Delaware General Corporation Law and provisions of federal law may be applicable), without reference to principles of conflict of laws.  If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

(k)                                 Effective Date.  The Plan was originally effective February 1, 1998, and previously amended and restated effective on May 12, 2009 (upon approval by the Company’s stockholders) and August 18, 2009.  The Plan as amended and restated herein is effective as of June 11, 2013.